Exhibit (d)(6)

Amendment to

Spark Networks 2000 Share Option Scheme

Pursuant to Rule 14 of the Spark Networks 2000 Executive Share Option Scheme (the “2000 Scheme”), the 2000 Scheme is hereby amended as follows:

1.	Rule 1.1 is amended by deleting the defined term “Control” and adding the term “Change in Control” as defined as follows:

“Change in Control” means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Group Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Group Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of an amount in excess of 25% of the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board (the “Company Voting Securities”) unless such acquisition has been approved by the Board of Directors of the Company (the “Board”);

(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the Scheme (as amended) and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on November 25, 2008, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the issued and outstanding shares of the Company’s common stock (the “Outstanding Common

Stock”) and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e) a complete liquidation or dissolution of the Company.

2.	Rule 7 is amended and restated in its entirety to read as follows:

7.1 Unless otherwise provided by the Board in the applicable Option Certificate or any other agreement with the Company, the occurrence of a Change in Control will have no effect on the vesting or exercisability of any Options outstanding on the date of such Change in Control. Notwithstanding the foregoing, the Board may, in its sole and absolute discretion, in the event of a Change of Control take any other action it deems appropriate with respect to Options outstanding on the date of a Change in Control.

3.	Rule 8 is amended and restated in its entirety to read as follows:

8.1 After any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company (a “Merger”) in which the Company is the surviving corporation, each Option Holder shall, at no additional cost, be entitled upon any exercise of all Options to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Option, the number and class of shares or other securities to which such Option Holder would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Option Holder had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Option. Comparable rights shall accrue to each Option Holder in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, outstanding Options shall be subject to the agreement governing the Merger, which may provide, without limitation, for the assumption of Options by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Options, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents. In any event, the exercise and/or vesting of any Option that was permissible solely by reason of this Rule 8.1 shall be conditioned upon the consummation of the Merger.

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In witness whereof, the undersigned, a duly authorized officer of Spark Networks, Inc., has caused this Amendment to the 2000 Executive Share Option Scheme to be executed on this 25th day of November, 2008.

SPARK NETWORKS, INC.

/s/ Joshua Kreinberg
By:	Joshua Kreinberg
Title:	General Counsel and Secretary

Amendment to

Spark Networks 2004 Share Option Scheme

Pursuant to Rule 14.1 of the Spark Networks 2004 Share Option Scheme (the “2004 Scheme”), the 2004 Scheme is hereby amended as follows:

1.	Rule 1.1 is amended by deleting the defined term “Control” and adding the term “Change in Control” as defined as follows:

“Change in Control” means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Group Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Group Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of an amount in excess of 25% of the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board (the “Company Voting Securities”) unless such acquisition has been approved by the Board of Directors of the Company (the “Board”);

(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the Scheme (as amended) and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on November 25, 2008, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the issued and outstanding shares of the Company’s common stock (the “Outstanding Common Stock”) and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e) a complete liquidation or dissolution of the Company.

2.	Rule 7 is amended and restated in its entirety to read as follows:

7.1 Unless otherwise provided by the Board in the applicable Option Certificate or any other agreement with the Company, the occurrence of a Change in Control will have no effect on the vesting or exercisability of any Options outstanding on the date of such Change in Control. Notwithstanding the foregoing, the Board may, in its sole and absolute discretion, in the event of a Change of Control take any other action it deems appropriate with respect to Options outstanding on the date of a Change in Control.

3.	Rule 8 is amended and restated in its entirety to read as follows:

8.1 After any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company (a “Merger”) in which the Company is the surviving corporation, each Option Holder shall, at no additional cost, be entitled upon any exercise of all Options to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Option, the number and class of shares or other securities to which such Option Holder would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Option Holder had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Option. Comparable rights shall accrue to each Option Holder in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, outstanding Options shall be subject to the agreement governing the Merger, which may provide, without limitation, for the assumption of Options by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Options, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents. In any event, the exercise and/or vesting of any Option that was permissible solely by reason of this Rule 8.1 shall be conditioned upon the consummation of the Merger.

*    *    *

In witness whereof, the undersigned, a duly authorized officer of Spark Networks, Inc., has caused this Amendment to the Spark Networks 2004 Share Option Scheme to be executed on this 25th day of November, 2008.

SPARK NETWORKS, INC.

/s/ Joshua Kreinberg
By:	Joshua Kreinberg
Title:	General Counsel and Secretary